Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS
FOURTH QUARTER 2018 EARNINGS OF $1.05 PER SHARE

WATERBURY, Conn., January 24, 2019 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $96.7 million, or $1.05 per diluted share, for the quarter ended December 31, 2018 compared to $67.7 million, or $0.73 per diluted share, for the quarter ended December 31, 2017. Adjusting for $4.6 million related to a gain on the sale of six banking centers, earnings per diluted share would have been $1.01.

“Webster’s results in the fourth quarter and in all of 2018 demonstrate the positive outcomes in executing our long-term strategy,” said John R. Ciulla, president and chief executive officer. “Fourth quarter revenues grew more than 14 percent from a year ago while revenue growth was 13 percent for all of 2018, and we earned well in excess of our cost of capital.”

Highlights for the fourth quarter of 2018 compared to prior year:

•	Revenue of $310.3 million, an increase of 14.5 percent, including net interest income of $237.1 million, an increase of 15.7 percent.

•	Loan growth of $942 million, or 5.4 percent, with growth of $1.2 billion, or 11.6 percent, in commercial and commercial real estate loans.

•	Deposit growth of $865 million, or 4.1 percent, with growth of $702 million, or 13.9 percent at HSA Bank.

•	Net interest margin of 3.66 percent, up 33 basis points.

•	Pre-tax, pre-provision net revenue growth of $35.6 million, or 35.6 percent, led by HSA Bank’s growth of 56.6 percent.

•	Efficiency ratio of 56.2 percent (non-GAAP) compared to 59.5 percent.

•
Annualized return on average common shareholders’ equity of 14.31 percent compared to 10.66 percent; annualized return on average tangible common shareholders’ equity (non-GAAP) of 18.22 percent compared to 13.85 percent.

“Continued investments in our businesses and disciplined expense control has generated positive operating leverage,” said Glenn MacInnes, executive vice president and chief financial officer. “Revenue growth has exceeded expense growth over the past seven quarters, and our full year 2018 efficiency ratio of 57.7 percent improved more than 250 basis points from a year ago.”

Line of Business performance compared to the fourth quarter of 2017:

Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of December 31, 2018, Commercial Banking had $10.4 billion in loans and leases and $4.0 billion in deposit balances.

Commercial Banking Operating Results:

	Three months ended December 31,
(In thousands)	2018	2017
Net interest income	$92,156	$83,275
Non-interest income	16,103	16,031
Operating revenue	108,259	99,306
Non-interest expense	45,324	40,283
Pre-tax, pre-provision net revenue	$62,935	$59,023

	At December 31,
(In millions)	2018	2017
Loans and leases	$10,438	$9,324
Deposits	4,031	4,123

Pre-tax, pre-provision net revenue increased $3.9 million to $62.9 million in the quarter as compared to prior year. Net interest income increased $8.9 million to $92.2 million, primarily due to loan growth and higher deposit margins. Non-interest income was flat to prior year at $16.1 million. Non-interest expense increased $5.0 million to $45.3 million, primarily due to investments in people and technology.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of December 31, 2018, HSA Bank had $7.2 billion in total footings comprising $5.7 billion in deposit balances and $1.5 billion in assets under administration through linked investment accounts.

HSA Bank Operating Results:

	Three months ended December 31,
(In thousands)	2018	2017
Net interest income	$38,335	$28,365
Non-interest income	21,613	18,986
Operating revenue	59,948	47,351
Non-interest expense	31,106	28,932
Pre-tax, net revenue	$28,842	$18,419

	At December 31,
(In millions)	2018	2017
Number of accounts	2,722	2,461
Deposits	$5,741	$5,039
Linked investment accounts *	1,460	1,268
Total footings	$7,201	$6,307
* Linked investment accounts are held off balance sheet

Pre-tax net revenue increased $10.4 million to $28.8 million in the quarter as compared to prior year. Net interest income increased $10.0 million to $38.3 million, due to 14 percent growth in deposits and 18 percent improvement in deposit spreads. Non-interest income increased $2.6 million to $21.6 million, primarily due to 10.6 percent growth in accounts over the past year. Non-interest expense increased $2.2 million to $31.1 million, primarily due to account growth and expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 157 banking centers and 316 ATMs, a customer care center, and a full range of web and mobile-based banking services.

As of December 31, 2018, Community Banking had $8.0 billion in loans and $11.9 billion in deposit balances.

Community Banking Operating Results:

	Three months ended December 31,
(In thousands)	2018	2017
Net interest income	$102,087	$97,349
Non-interest income	31,248	26,852
Operating revenue	133,335	124,201
Non-interest expense	96,804	91,095
Pre-tax, pre-provision net revenue	$36,531	$33,106

	At December 31,
(In millions)	2018	2017
Loans	$8,028	$8,200
Deposits	11,857	11,476

Pre-tax, pre-provision net revenue increased $3.4 million to $36.5 million in the quarter as compared to prior year. Net interest income increased $4.7 million to $102.1 million, primarily due to growth in deposit balances, coupled with improved interest rate spreads on deposits. Non-interest income increased $4.4 million to $31.2 million resulting from net proceeds from the sale of six banking centers, coupled with growth in deposit and loan fees, partially offset by lower mortgage production and related returns on mortgage banking activities. Non-interest expense increased $5.7 million to $96.8 million as a result of higher compensation-related expenses and continued investments in technology.

Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2017:

•	Net interest income was $237.1 million compared to $204.9 million.

•	Net interest margin was 3.66 percent compared to 3.33 percent. The yield on interest-earning assets increased by 49 basis points, and the cost of funds increased by 18 basis points.

•	Average interest-earning assets totaled $25.8 billion and grew by $952 million, or 3.8 percent.

•	Average loans totaled $18.4 billion and grew by $922 million, or 5.3 percent.

•	Average deposits totaled $21.9 billion and grew by $0.9 billion, or 4.1 percent.

Quarterly provision for loan losses:

•	The provision for loan losses was $10.0 million, compared to $10.5 million in the prior quarter and $13.0 million a year ago.

•
Net charge-offs were $9.5 million, compared to $6.0 million in the prior quarter and $14.8 million a year ago. The increase from prior quarter is primarily due to increased commercial non-mortgage charge-offs. The ratio of net charge-offs to average loans on an annualized basis was 0.21 percent, compared to 0.13 percent in the prior quarter and 0.34 percent a year ago.

•
The allowance for loan losses represented 1.15 percent of total loans at December 31, 2018, compared to 1.16 percent at September 30, 2018 and 1.14 percent at December 31, 2017. The allowance for loan losses represented 137 percent of nonperforming loans compared to 139 percent at September 30, 2018 and 158 percent at December 31, 2017.

Quarterly non-interest income compared to the fourth quarter of 2017:

•
Total non-interest income was $73.2 million, compared to $66.0 million, an increase of $7.1 million. This reflects an increase in other of $4.3 million driven by a $4.6 million gain related to the sale of six branches, $2.6 million in HSA fee income driven by account growth of 11 percent, and $1.4 million in loan related fees due to prepayment, line of credit and loan servicing fees, and is offset by a decrease of $1.2 million in mortgage banking activities driven by lower originations.

Quarterly non-interest expense compared to the fourth quarter of 2017:

•
Total non-interest expense was $174.8 million, compared to $171.0 million, an increase of $3.8 million. This reflects an increase of $2.8 million in compensation and benefits due to strategic hires, annual merit increase and higher medical costs, $2.0 million in technology/equipment due to higher service contracts to support infrastructure and depreciation, and $1.0 million increase in marketing due to advertising and promotions, offset by a decrease of $1.3 million in deposit insurance primarily related to a surcharge assessment ending as of the end of the third quarter of 2018. Additionally, the prior year included $3.8 million in preferred stock redemption costs and $2.6 million for a one time cash bonus paid to employees.

Quarterly income taxes compared to the fourth quarter of 2017:

•	Income tax expense was $26.7 million, compared to $17.0 million and the effective tax rate was 21.3 percent, compared to 19.6 percent.

•
The higher effective tax rate in the quarter reflects discrete tax benefits recognized a year ago, including the $7.8 million net benefit related to the state deferred tax asset revaluations and the Tax Cuts and Jobs Act (TCJA) enacted during that period, partially offset by the reduction of the U.S. corporate tax rate in 2018 as a result of the TCJA.

Investment securities:

•
Total investment securities were $7.2 billion, compared to $7.2 billion at September 30, 2018 and $7.1 billion at December 31, 2017. The carrying value of the available-for-sale portfolio included $95.9 million of net unrealized losses, compared to $105.1 million at September 30, 2018 and $37.1 million at December 31, 2017. The carrying value of the held-to-maturity portfolio does not reflect $116.3 million of net unrealized losses, compared to $168.1 million at September 30, 2018, and $31.0 million at December 31, 2017.

Loans:

•
Total loans were $18.5 billion, compared to $18.3 billion at September 30, 2018 and $17.5 billion at December 31, 2017. Compared to September 30, 2018, commercial real estate loans increased by $155.8 million, commercial loans increased by $31.6 million, and residential mortgages increased by $1.6 million while consumer loans decreased by $44.5 million.

•
Compared to a year ago, commercial loans increased by $806.1 million and commercial real estate loans increased by $403.3 million, while consumer loans decreased by $193.5 million and residential mortgages decreased by $74.2 million.

•
Loan originations for portfolio were $1.611 billion, compared to $1.375 billion in the prior quarter and $1.302 billion a year ago. In addition, $30 million of residential loans were originated for sale in the quarter, compared to $55 million in the prior quarter and $60 million a year ago.

Asset quality:

•
Total nonperforming loans were $154.8 million, or 0.84 percent of total loans, compared to $152.7 million, or 0.83 percent, at September 30, 2018 and $126.6 million, or 0.72 percent, at December 31, 2017. Total paying nonperforming loans were $42.5 million, compared to $28.9 million at September 30, 2018 and $33.2 million at December 31, 2017.

•	Past due loans were $34.3 million, compared to $39.2 million at September 30, 2018 and $45.8 million at December 31, 2017.
Deposits and borrowings:

•
Total deposits were $21.9 billion, compared to $22.0 billion at September 30, 2018 and $21.0 billion at December 31, 2017. Core deposits to total deposits were 85.4 percent, compared to 85.9 percent at September 30, 2018 and 88.2 percent at December 31, 2017. The loan to deposit ratio was 84.5 percent, compared to 83.3 percent at September 30, 2018 and 83.5 percent at December 31, 2017.

•	Total borrowings were $2.6 billion, compared to $2.2 billion at September 30, 2018 and $2.5 billion at December 31, 2017.
Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 14.31 percent and 18.22 percent, respectively, compared to 10.66 percent and 13.85 percent, respectively, in the fourth quarter of 2017.

•
The tangible equity and tangible common equity ratios were 8.59 percent and 8.05 percent, respectively, compared to 8.23 percent and 7.67 percent, respectively, at December 31, 2017. The common equity tier 1 risk-based capital ratio was 11.44 percent, compared to 11.14 percent at December 31, 2017.

•	Book value and tangible book value per common share were $29.72 and $23.60, respectively, compared to $27.76 and $21.59, respectively, at December 31, 2017.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $27.6 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 157 banking centers and 316 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2018 fourth quarter earnings announcement will be held today, Thursday, January 24, 2019 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the impact of recent changes with respect to the recognition of credit losses; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Income and performance ratios:
Net income	$98,838	$99,673	$81,682	$80,225	$69,893
Earnings applicable to common shareholders	96,666	97,460	79,489	78,083	67,710
Earnings per diluted common share	1.05	1.06	0.86	0.85	0.73
Return on average assets	1.44%	1.47%	1.22%	1.20%	1.05%
Return on average tangible common shareholders' equity (non-GAAP)	18.22	18.88	15.76	15.73	13.85
Return on average common shareholders’ equity	14.31	14.74	12.22	12.15	10.66
Non-interest income as a percentage of total revenue	23.58	23.88	23.31	24.30	24.37

Asset quality:
Allowance for loan and lease losses	$212,353	$211,832	$207,322	$205,349	$199,994
Nonperforming assets	161,617	157,967	146,047	140,090	132,646
Allowance for loan and lease losses / total loans and leases	1.15%	1.16%	1.15%	1.15%	1.14%
Net charge-offs / average loans and leases (annualized)	0.21	0.13	0.19	0.13	0.34
Nonperforming loans and leases / total loans and leases	0.84	0.83	0.78	0.75	0.72
Nonperforming assets / total loans and leases plus OREO	0.87	0.86	0.81	0.79	0.76
Allowance for loan and lease losses / nonperforming loans and leases	137.22	138.76	148.00	152.95	158.00

Other ratios:
Tangible equity (non-GAAP)	8.59%	8.41%	8.29%	8.21%	8.23%
Tangible common equity (non-GAAP)	8.05	7.86	7.75	7.65	7.67
Tier 1 risk-based capital (a)	12.17	11.96	11.74	11.75	11.91
Total risk-based capital (a)	13.63	13.44	13.21	13.24	13.40
Common equity tier 1 risk-based capital (a)	11.44	11.23	10.99	10.99	11.14
Shareholders’ equity / total assets	10.45	10.30	10.21	10.15	10.20
Net interest margin	3.66	3.61	3.57	3.44	3.33
Efficiency ratio (non-GAAP)	56.19	57.41	57.78	59.76	59.48

Equity and share related:
Common equity	$2,741,478	$2,671,161	$2,616,686	$2,571,105	$2,556,902
Book value per common share	29.72	28.96	28.40	27.94	27.76
Tangible book value per common share (non-GAAP)	23.60	22.83	22.25	21.78	21.59
Common stock closing price	49.29	58.96	63.70	55.40	56.16
Dividends declared per common share	0.33	0.33	0.33	0.26	0.26
Common shares issued and outstanding	92,247	92,230	92,151	92,016	92,101
Weighted-average common shares outstanding - Basic	91,971	91,959	91,893	91,921	92,058
Weighted-average common shares outstanding - Diluted	92,202	92,208	92,173	92,254	92,400

(a) Presented as projected for December 31, 2018 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2018	September 30, 2018	December 31, 2017
Assets:
Cash and due from banks	$260,422	$222,234	$231,158
Interest-bearing deposits	69,077	99,746	25,628
Securities:
Available for sale	2,898,730	2,823,953	2,638,037
Held to maturity	4,325,420	4,332,458	4,487,392
Total securities	7,224,150	7,156,411	7,125,429
Loans held for sale	11,869	17,137	20,888
Loans and Leases:
Commercial	6,725,003	6,693,450	5,918,927
Commercial real estate	4,927,145	4,771,325	4,523,828
Residential mortgages	4,416,637	4,415,063	4,490,878
Consumer	2,396,704	2,441,181	2,590,225
Total loans and leases	18,465,489	18,321,019	17,523,858
Allowance for loan and lease losses	(212,353)	(211,832)	(199,994)
Loans and leases, net	18,253,136	18,109,187	17,323,864
Federal Home Loan Bank and Federal Reserve Bank stock	149,286	133,740	151,566
Premises and equipment, net	124,850	128,507	130,001
Goodwill and other intangible assets, net	564,137	565,099	567,984
Cash surrender value of life insurance policies	543,616	539,923	531,820
Deferred tax asset, net	96,516	92,910	92,630
Accrued interest receivable and other assets	313,256	281,423	286,677
Total Assets	$27,610,315	$27,346,317	$26,487,645

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,162,446	$4,231,505	$4,191,496
Health savings accounts	5,740,601	5,599,596	5,038,681
Interest-bearing checking	2,518,472	2,587,679	2,736,952
Money market	2,100,084	2,376,649	2,209,492
Savings	4,140,696	4,106,942	4,348,700
Certificates of deposit	2,961,564	2,746,884	2,187,756
Brokered certificates of deposit	234,982	348,368	280,652
Total deposits	21,858,845	21,997,623	20,993,729
Securities sold under agreements to repurchase and other borrowings	581,874	564,488	643,269
Federal Home Loan Bank advances	1,826,808	1,441,884	1,677,105
Long-term debt	226,021	225,957	225,767
Accrued expenses and other liabilities	230,252	300,167	245,817
Total liabilities	24,723,800	24,530,119	23,785,687
Preferred stock	145,037	145,037	145,056
Common shareholders' equity	2,741,478	2,671,161	2,556,902
Total shareholders’ equity	2,886,515	2,816,198	2,701,958
Total Liabilities and Shareholders' Equity	$27,610,315	$27,346,317	$26,487,645

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2018	2017	2018	2017
Interest income:
Interest and fees on loans and leases	$225,961	$185,172	$842,449	$708,566
Interest and dividends on securities	54,301	50,735	212,090	204,005
Loans held for sale	130	208	628	1,034
Total interest income	280,392	236,115	1,055,167	913,605
Interest expense:
Deposits	27,629	17,379	90,407	62,253
Borrowings	15,632	13,804	58,079	55,065
Total interest expense	43,261	31,183	148,486	117,318
Net interest income	237,131	204,932	906,681	796,287
Provision for loan and lease losses	10,000	13,000	42,000	40,900
Net interest income after provision for loan and lease losses	227,131	191,932	864,681	755,387
Non-interest income:
Deposit service fees	40,272	37,618	162,183	151,137
Loan and lease related fees	7,914	6,550	32,025	26,448
Wealth and investment services	8,105	8,155	32,843	31,055
Mortgage banking activities	740	1,899	4,424	9,937
Increase in cash surrender value of life insurance policies	3,693	3,684	14,614	14,627
Other income	12,439	8,133	36,479	26,400
	73,163	66,039	282,568	259,604
Impairment loss on securities recognized in earnings	—	—	—	(126)
Total non-interest income	73,163	66,039	282,568	259,478
Non-interest expense:
Compensation and benefits	97,039	94,217	381,496	356,505
Occupancy	13,974	13,533	59,463	60,490
Technology and equipment	24,858	22,818	97,877	89,464
Marketing	4,345	3,320	16,838	17,421
Professional and outside services	6,201	5,045	20,300	16,858
Intangible assets amortization	962	977	3,847	4,062
Loan workout expenses	1,150	891	3,251	3,094
Deposit insurance	4,651	5,948	34,749	25,649
Other expenses	21,579	24,300	87,795	87,532
Total non-interest expense	174,759	171,049	705,616	661,075
Income before income taxes	125,535	86,922	441,633	353,790
Income tax expense	26,697	17,029	81,215	98,351
Net income	98,838	69,893	360,418	255,439
Preferred stock dividends and other	(2,172)	(2,183)	(8,715)	(8,608)
Earnings applicable to common shareholders	$96,666	$67,710	$351,703	$246,831

Weighted-average common shares outstanding - Diluted	92,202	92,400	92,227	92,356

Earnings per common share:
Basic	$1.05	$0.74	$3.83	$2.68
Diluted	1.05	0.73	3.81	2.67

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Interest income:
Interest and fees on loans and leases	$225,961	$215,448	$207,820	$193,220	$185,172
Interest and dividends on securities	54,301	52,707	52,523	52,559	50,735
Loans held for sale	130	208	148	142	208
Total interest income	280,392	268,363	260,491	245,921	236,115
Interest expense:
Deposits	27,629	24,397	20,225	18,156	17,379
Borrowings	15,632	13,594	15,256	13,597	13,804
Total interest expense	43,261	37,991	35,481	31,753	31,183
Net interest income	237,131	230,372	225,010	214,168	204,932
Provision for loan and lease losses	10,000	10,500	10,500	11,000	13,000
Net interest income after provision for loan and lease losses	227,131	219,872	214,510	203,168	191,932
Non-interest income:
Deposit service fees	40,272	40,601	40,859	40,451	37,618
Loan and lease related fees	7,914	10,782	6,333	6,996	6,550
Wealth and investment services	8,105	8,412	8,456	7,870	8,155
Mortgage banking activities	740	1,305	1,235	1,144	1,899
Increase in cash surrender value of life insurance policies	3,693	3,706	3,643	3,572	3,684
Other income	12,439	7,478	7,848	8,714	8,133
	73,163	72,284	68,374	68,747	66,039
Impairment loss on securities recognized in earnings	—	—	—	—	—
Total non-interest income	73,163	72,284	68,374	68,747	66,039
Non-interest expense:
Compensation and benefits	97,039	96,640	93,052	94,765	94,217
Occupancy	13,974	14,502	15,842	15,145	13,533
Technology and equipment	24,858	24,553	24,604	23,862	22,818
Marketing	4,345	4,052	4,889	3,552	3,320
Professional and outside services	6,201	4,930	4,381	4,788	5,045
Intangible assets amortization	962	961	962	962	977
Loan workout expenses	1,150	681	844	576	891
Deposit insurance	4,651	9,694	13,687	6,717	5,948
Other expenses	21,579	22,770	22,198	21,248	24,300
Total non-interest expense	174,759	178,783	180,459	171,615	171,049
Income before income taxes	125,535	113,373	102,425	100,300	86,922
Income tax expense	26,697	13,700	20,743	20,075	17,029
Net income	98,838	99,673	81,682	80,225	69,893
Preferred stock dividends and other	(2,172)	(2,213)	(2,193)	(2,142)	(2,183)
Earnings applicable to common shareholders	$96,666	$97,460	$79,489	$78,083	$67,710

Weighted-average common shares outstanding - Diluted	92,202	92,208	92,173	92,254	92,400

Earnings per common share:
Basic	$1.05	$1.06	$0.87	$0.85	$0.74
Diluted	1.05	1.06	0.86	0.85	0.73

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2018			2017
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$18,424,387	$226,727	4.85%	$17,502,176	$186,375	4.20%
Securities (a)	7,144,118	54,119	2.99	7,095,241	52,494	2.95
Federal Home Loan and Federal Reserve Bank stock	137,535	1,480	4.27	141,226	1,256	3.53
Interest-bearing deposits	61,313	343	2.19	62,544	226	1.41
Loans held for sale	10,258	130	5.04	24,657	208	3.39
Total interest-earning assets	25,777,611	$282,799	4.32%	24,825,844	$240,559	3.83%
Non-interest-earning assets	1,625,706			1,679,135
Total Assets	$27,403,317			$26,504,979

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,209,456	$—	—%	$4,197,461	$—	—%
Health savings accounts	5,633,993	2,828	0.20	4,928,861	2,479	0.20
Interest-bearing checking, money market and savings	8,945,051	11,160	0.49	9,517,998	7,688	0.32
Certificates of deposit	3,136,831	13,641	1.72	2,311,321	7,212	1.24
Total deposits	21,925,331	27,629	0.50	20,955,641	17,379	0.33

Securities sold under agreements to repurchase and other borrowings	668,660	2,769	1.62	851,987	3,395	1.56
Federal Home Loan Bank advances	1,491,071	10,024	2.63	1,571,976	7,777	1.94
Long-term debt	225,990	2,839	5.03	225,736	2,632	4.67
Total borrowings	2,385,721	15,632	2.57	2,649,699	13,804	2.05
Total interest-bearing liabilities	24,311,052	$43,261	0.70%	23,605,340	$31,183	0.52%
Non-interest-bearing liabilities	239,089			223,906
Total liabilities	24,550,141			23,829,246

Preferred stock	145,037			131,707
Common shareholders' equity	2,708,139			2,544,026
Total shareholders' equity	2,853,176			2,675,733
Total Liabilities and Shareholders' Equity	$27,403,317			$26,504,979
Tax-equivalent net interest income		239,538			209,376
Less: tax-equivalent adjustments		(2,407)			(4,444)
Net interest income		$237,131			$204,932
Net interest margin			3.66%			3.33%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2018			2017
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$18,033,587	$845,146	4.69%	$17,295,027	$712,794	4.12%
Securities (a)	7,137,326	211,227	2.93	7,047,744	210,044	2.97
Federal Home Loan and Federal Reserve Bank stock	132,607	6,067	4.58	155,949	5,988	3.84
Interest-bearing deposits	63,178	1,125	1.78	63,397	698	1.10
Loans held for sale	15,519	628	4.04	29,680	1,034	3.49
Total interest-earning assets	25,382,217	$1,064,193	4.18%	24,591,797	$930,558	3.78%
Non-interest-earning assets	1,640,385			1,669,370
Total Assets	$27,022,602			$26,261,167

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,185,183	$—	—%	$4,079,493	$—	—%
Health savings accounts	5,540,000	10,980	0.20	4,839,988	9,612	0.20
Interest-bearing checking, money market and savings	9,115,168	36,559	0.40	9,508,416	27,287	0.29
Certificates of deposit	2,818,271	42,868	1.52	2,137,574	25,354	1.19
Total deposits	21,658,622	90,407	0.42	20,565,471	62,253	0.30

Securities sold under agreements to repurchase and other borrowings	784,998	13,491	1.72	876,660	14,365	1.64
Federal Home Loan Bank advances	1,339,492	33,461	2.50	1,764,347	30,320	1.72
Long-term debt	225,895	11,127	4.93	225,639	10,380	4.60
Total borrowings	2,350,385	58,079	2.47	2,866,646	55,065	1.92
Total interest-bearing liabilities	24,009,007	$148,486	0.62%	23,432,117	$117,318	0.50%
Non-interest-bearing liabilities	231,463			211,775
Total liabilities	24,240,470			23,643,892

Preferred stock	145,068			124,978
Common shareholders' equity	2,637,064			2,492,297
Total shareholders' equity	2,782,132			2,617,275
Total Liabilities and Shareholders' Equity	$27,022,602			$26,261,167
Tax-equivalent net interest income		915,707			813,240
Less: tax-equivalent adjustments		(9,026)			(16,953)
Net interest income		$906,681			$796,287
Net interest margin			3.60%			3.30%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Loan and Lease Balances (actual):
Commercial non-mortgage	$5,755,832	$5,724,405	$5,544,685	$5,404,231	$5,084,148
Asset-based lending	969,171	969,045	959,836	874,271	834,779
Commercial real estate	4,927,145	4,771,325	4,580,200	4,544,831	4,523,828
Residential mortgages	4,416,637	4,415,063	4,455,580	4,459,862	4,490,878
Consumer	2,396,704	2,441,181	2,485,695	2,522,380	2,590,225
Total Loan and Lease Balances	18,465,489	18,321,019	18,025,996	17,805,575	17,523,858
Allowance for loan and lease losses	(212,353)	(211,832)	(207,322)	(205,349)	(199,994)
Loans and Leases, net	$18,253,136	$18,109,187	$17,818,674	$17,600,226	$17,323,864

Loan and Lease Balances (average):
Commercial non-mortgage	$5,754,153	$5,597,831	$5,470,677	$5,306,412	$5,080,267
Asset-based lending	964,575	944,120	897,564	864,895	876,070
Commercial real estate	4,862,419	4,620,741	4,549,969	4,538,429	4,446,162
Residential mortgages	4,419,826	4,434,056	4,460,904	4,476,057	4,498,707
Consumer	2,423,414	2,464,094	2,507,571	2,568,980	2,600,970
Total Loan and Lease Balances	18,424,387	18,060,842	17,886,685	17,754,773	17,502,176
Allowance for loan and lease losses	(214,453)	(208,102)	(207,718)	(201,575)	(202,632)
Loans and Leases, net	$18,209,934	$17,852,740	$17,678,967	$17,553,198	$17,299,544

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Nonperforming loans and leases:
Commercial non-mortgage	$62,265	$58,366	$40,240	$46,843	$39,795
Asset-based lending	224	1,066	1,197	1,571	589
Commercial real estate	8,243	7,255	9,606	3,884	4,484
Residential mortgages	49,069	49,348	50,654	44,496	44,407
Consumer	34,949	36,621	38,390	37,465	37,307
Total nonperforming loans and leases	$154,750	$152,656	$140,087	$134,259	$126,582

Other real estate owned and repossessed assets:
Commercial non-mortgage	$407	$83	$148	$218	$305
Residential mortgages	4,679	3,944	3,271	2,785	3,110
Consumer	1,781	1,284	2,541	2,828	2,649
Total other real estate owned and repossessed assets	$6,867	$5,311	$5,960	$5,831	$6,064
Total nonperforming assets	$161,617	$157,967	$146,047	$140,090	$132,646

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Past due 30-89 days:
Commercial non-mortgage	$2,615	$6,186	$7,508	$4,749	$8,167
Asset-based lending	—	—	—	—	—
Commercial real estate	1,514	2,746	719	1,103	551
Residential mortgages	12,789	14,499	10,861	17,337	13,771
Consumer	17,324	15,631	14,354	17,602	22,394
Total past due 30-89 days	34,242	39,062	33,442	40,791	44,883
Past due 90 days or more and accruing	104	139	62	845	887
Total past due loans and leases	$34,346	$39,201	$33,504	$41,636	$45,770

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Beginning balance	$211,832	$207,322	$205,349	$199,994	$201,803
Provision	10,000	10,500	10,500	11,000	13,000
Charge-offs:
Commercial non-mortgage	10,239	876	5,523	1,542	387
Asset-based lending	289	—	174	—	2,572
Commercial real estate	22	1,922	40	77	8,324
Residential mortgages	910	874	754	917	560
Consumer	4,384	4,863	4,907	5,074	6,174
Total charge-offs	15,844	8,535	11,398	7,610	18,017
Recoveries:
Commercial non-mortgage	2,993	376	749	69	1,231
Asset-based lending	21	66	174	66	33
Commercial real estate	7	143	9	2	144
Residential mortgages	1,137	133	325	385	100
Consumer	2,207	1,827	1,614	1,443	1,700
Total recoveries	6,365	2,545	2,871	1,965	3,208
Total net charge-offs	9,479	5,990	8,527	5,645	14,809
Ending balance	$212,353	$211,832	$207,322	$205,349	$199,994

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Core deposits express total deposits less time deposits. Accordingly, these are also non-GAAP financial measures.
The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Return on average tangible common shareholders' equity:
Net income (GAAP)	$98,838	$99,673	$81,682	$80,225	$69,893
Less: Preferred stock dividends (GAAP)	1,969	1,968	1,969	1,947	2,112
Add: Intangible assets amortization, tax-effected (GAAP)	760	759	760	760	635
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$97,629	$98,464	$80,473	$79,038	$68,416
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$390,516	$393,856	$321,892	$316,152	$273,664
Average shareholders' equity (non-GAAP)	$2,853,176	$2,796,809	$2,754,355	$2,722,591	$2,675,733
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,161	131,707
Average goodwill and other intangible assets (non-GAAP)	564,601	565,559	566,522	567,547	568,546
Average tangible common shareholders' equity (non-GAAP)	$2,143,538	$2,086,213	$2,042,796	$2,009,883	$1,975,480
Return on average tangible common shareholders' equity (non-GAAP)	18.22%	18.88%	15.76%	15.73%	13.85%

Efficiency ratio:
Non-interest expense (GAAP)	$174,759	$178,783	$180,459	$171,615	$171,049
Less: Foreclosed property activity (GAAP)	191	(309)	(106)	85	(97)
Intangible assets amortization (GAAP)	962	961	962	962	977
Other expenses (non-GAAP)	320	2,959	8,599	—	6,106
Non-interest expense (non-GAAP)	$173,286	$175,172	$171,004	$170,568	$164,063
Net interest income (GAAP)	$237,131	$230,372	$225,010	$214,168	$204,932
Add: Tax-equivalent adjustment (non-GAAP)	2,407	2,172	2,217	2,230	4,444
Non-interest income (GAAP)	73,163	72,284	68,374	68,747	66,039
Other (non-GAAP)	282	308	359	295	421
Less: Gain on the sale of banking centers (GAAP)	4,596	—	—	—	—
Income (non-GAAP)	$308,387	$305,136	$295,960	$285,440	$275,836
Efficiency ratio (non-GAAP)	56.19%	57.41%	57.78%	59.76%	59.48%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Tangible equity:
Shareholders' equity (GAAP)	$2,886,515	$2,816,198	$2,761,723	$2,716,142	$2,701,958
Less: Goodwill and other intangible assets (GAAP)	564,137	565,099	566,061	567,023	567,984
Tangible shareholders' equity (non-GAAP)	$2,322,378	$2,251,099	$2,195,662	$2,149,119	$2,133,974
Total assets (GAAP)	$27,610,315	$27,346,317	$27,036,737	$26,752,147	$26,487,645
Less: Goodwill and other intangible assets (GAAP)	564,137	565,099	566,061	567,023	567,984
Tangible assets (non-GAAP)	$27,046,178	$26,781,218	$26,470,676	$26,185,124	$25,919,661
Tangible equity (non-GAAP)	8.59%	8.41%	8.29%	8.21%	8.23%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,322,378	$2,251,099	$2,195,662	$2,149,119	$2,133,974
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,056
Tangible common shareholders' equity (non-GAAP)	$2,177,341	$2,106,062	$2,050,625	$2,004,082	$1,988,918
Tangible assets (non-GAAP)	$27,046,178	$26,781,218	$26,470,676	$26,185,124	$25,919,661
Tangible common equity (non-GAAP)	8.05%	7.86%	7.75%	7.65%	7.67%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,177,341	$2,106,062	$2,050,625	$2,004,082	$1,988,918
Common shares outstanding	92,247	92,230	92,151	92,016	92,101
Tangible book value per common share (non-GAAP)	$23.60	$22.83	$22.25	$21.78	$21.59

Core deposits:
Total deposits	$21,858,845	$21,997,623	$21,343,356	$21,385,042	$20,993,729
Less: Certificates of deposit	2,961,564	2,746,884	2,478,589	2,275,897	2,187,756
Brokered certificates of deposit	234,982	348,368	361,114	277,356	280,652
Core deposits (non-GAAP)	$18,662,299	$18,902,371	$18,503,653	$18,831,789	$18,525,321